Exhibit 99.1

Media Contact:
Dana Stelsel
Corporate Communications Manager Marketing
(765) 771-5766
dana.stelsel@wabashnational.com

Investor Relations:
Mike Pettit
Vice President, Finance & Investor Relations
(765) 771-5581
michael.pettit@wabashnational.com

FOR IMMEDIATE RELEASE

Wabash National Corporation Announces

Record Fourth Quarter and Full Year 2015 Results

•	Fourth quarter and full year GAAP earnings of $0.50 and $1.50 per diluted share, up 85.2 percent and 76.5 percent, respectively, over prior year period
•	Fourth quarter and full year non-GAAP adjusted earnings of $0.51 and $1.49 per diluted share, up 88.9 percent and 67.4 percent, respectively over prior year period
•	New $100 million share repurchase program approved by Board of Directors
•	Net sales of $2.03 billion, a record for the fourth consecutive year and up 9 percent over prior year
•	Record operating income for the fourth consecutive year of $180.4 million, up 47 percent over prior year
•	Record quarterly net sales of $544 million, up 3.1 percent over prior year period

LAFAYETTE, Ind. – February 2, 2016 – Wabash National Corporation (NYSE: WNC), a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems, today reported results for the fourth quarter and full year periods ending December 31, 2015.

Net income for the fourth quarter of 2015 was $33.3 million, or $0.50 per diluted share, compared to fourth quarter 2014 net income of $19.1, or $0.27 per diluted share. Fourth quarter 2015 non-GAAP adjusted earnings increased $15.0 million as compared to the prior year period to $34.1 million, or $0.51 per diluted share. Non-GAAP adjusted earnings for the fourth quarter of 2015 includes the impairment of certain intangible assets of $1.1 million related to streamlining of product branding and an early extinguishment of debt charge of $0.2 million incurred with regards to the Company’s repurchase of a portion of the outstanding convertible senior notes. Net sales for the fourth quarter increased 3 percent to a record $544 million from $527 million in the prior year quarter and operating income increased 60 percent to $54.7 million compared to operating income of $34.1 million for the fourth quarter of 2014. Operating EBITDA, a non-GAAP measure that excludes the effects of certain recurring and non-recurring items, for the fourth quarter of 2015 was $68.6 million, an increase of $22.5 million compared to operating EBITDA for the previous year quarter.

For the twelve months ended December 31, 2015, the Company reported net income of $104.3 million, or $1.50 per diluted share, on record net sales of $2.03 billion, compared to net income of $60.9 million, or $0.85 per diluted share, on net sales of $1.86 billion for the twelve months ended December 31, 2014. Full year 2015 results included the benefit for adjustments, net of tax, totaling $0.9 million, or $0.01 per diluted share, as gains realized on the sale of the Company’s former retail branch locations were offset by charges for the impairment of certain intangible assets related to streamlining of product branding and the early extinguishment of debt incurred in connection with the refinancing of the Company’s term loan credit facility and repurchases of a portion of the outstanding convertible senior notes. Excluding the impact of these items, non-GAAP adjusted earnings for the full year 2015 were $103.4 million, or $1.49 per diluted share. Full year 2014 results included one-time charges net of tax totaling $2.0 million, or $0.03 per diluted share, related to the early extinguishment of debt incurred with the Company’s term loan prepayments, the transition of three Retail branch locations to independent dealer facilities and the revaluation of deferred income taxes due to changes in statutory tax rates. Excluding the impact of these items, non-GAAP adjusted earnings for the full year 2014 were $63.0 million, or $0.89 per diluted share.

For full year 2015, the Company achieved record operating EBITDA of $229.5 million, or 11.3 percent of net sales, as compared to $169.0 million, or 9.1 percent of net sales, for the previous year. The year-over-year improvement in operating performance is attributable to the successful execution of the Company’s growth and diversification strategies as well as operational improvements across the Company’s manufacturing facilities.

The following is a summary of select operating and financial results for the past five quarters:

	Three Months Ended
(Dollars in thousands, except	December 31,	March 31,	June 30,	September 30,	December 31,
per share amounts)	2014	2015	2015	2015	2015

Net Sales	$527,477	$437,597	$514,831	$531,350	$543,711

Gross Profit Margin	11.9%	13.1%	14.1%	16.2%	16.2%

Income from Operations	$34,137	$27,263	$42,054	$56,389	$54,663

Income from Operations Margin	6.5%	6.2%	8.2%	10.6%	10.1%

Net Income	$19,088	$10,474	$28,649	$31,880	$33,286

Diluted EPS	$0.27	$0.15	$0.41	$0.47	$0.50

Non-GAAP Measures(1):
Operating EBITDA	$46,147	$39,135	$53,655	$68,030	$68,643

Operating EBITDA Margin	8.7%	8.9%	10.4%	12.8%	12.6%

Adjusted Earnings	$19,088	$13,788	$23,586	$31,880	$34,138

Adjusted Diluted EPS	$0.27	$0.19	$0.33	$0.47	$0.51

Notes:

(1)	See “Non-GAAP Measures” below for explanation of the non-GAAP results included above.

Dick Giromini, president and chief executive officer, stated, “We are extremely pleased with our results for 2015 as we set new records across several key financial metrics. The overall strength in the Company’s operating performance highlights the success of our growth and diversification initiatives driven by our long-term strategic plan to transform the Company into a diversified industrial manufacturer with a higher growth and margin profile, while maintaining our focus and expertise in lean and six sigma optimization initiatives. This is demonstrated by the achievement of record net sales and operating income for the fourth consecutive year of $2.03 billion and $180.4 million, respectively, as well as a 230 basis point improvement in operating income margin to a record level of 8.9 percent. Our performance for the year further substantiates the significant progress we have made in our transformation efforts, and underscores our commitment to long-term profitable growth.”

Mr. Giromini continued, “New trailer shipments of 64,700 for the year exceeded our previous guidance due to strong customer pick-up and represents an increase of 7,350 trailers, or 12.8 percent, as compared to the previous year. We look forward to 2016 with a healthy backlog of orders totaling $1.2 billion, representing an increase of 10 percent as compared to the prior year period, and a trailer demand expected to be well above replacement levels for a fifth consecutive year. Fleet age, customer profitability, used trailer values, regulatory compliance and access to financing all support continued strong trailer demand and provide a favorable pricing environment within specific product lines.”

Fourth Quarter Business Segment Highlights

The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the fourth quarter of 2015 and 2014, respectively. A more complete disclosure of the results by individual segment is included in the tables following this release.

(dollars in thousands)	Commercial	Diversified
	Trailer Products	Products	Retail
Three months ended December 31,
2015
New trailers shipped	16,100	750	450
Net sales	$413,329	$105,872	$36,774
Gross profit	$58,513	$24,974	$4,405
Gross profit margin	14.2%	23.6%	12.0%
Income from operations	$51,412	$11,557	$590
Income from operations margin	12.4%	10.9%	1.6%

2014
New trailers shipped	15,750	1,050	900
Net sales	$378,319	$123,003	$47,694
Gross profit	$30,848	$26,557	$4,703
Gross profit margin	8.2%	21.6%	9.9%
Income from operations	$25,193	$14,236	$595
Income from operations margin	6.7%	11.6%	1.2%

Commercial Trailer Products achieved new quarterly records for revenues, gross profit, operating income and operating margin. Net sales were $413 million, an increase of $35 million, or 9.3 percent, on shipments of 16,100 trailers, representing 350 more trailers than the prior year period. This increase in revenue was primarily due to an improved pricing environment and the 2.2 percent increase in new trailer shipments during the quarter. Supported by the improved pricing environment, continued strong demand and outstanding operational execution, gross profit and gross profit margin increased $27.7 million and 600 basis points to $58.5 million and 14.2%, respectively, and operating income increased by $26.2 million, or 104.1 percent, to $51.4 million compared to the same period last year.

Diversified Products’ net sales decreased $17 million, or 13.9 percent, as compared to the previous year period as decreases in tank trailer shipments were only partially offset by increased sales of the Company’s aviation refuelers and composite product offerings. Gross profit decreased $1.6 million, or 6.0 percent, on lower sales; however, gross profit margin improved 200 basis points as compared to the prior year period to 23.6 percent as a result of strong operational execution. Operating income margin, excluding the charges for impairment of intangible assets during the current quarter, was 11.9 percent, an improvement of 30 basis points as compared to the prior year period.

Retail’s net sales of $37 million decreased 22.9 percent compared with the prior year period primarily due to lower shipments of new trailers as a result of channel optimization activities and early depletion of build slots, which were partially offset by the continued strong demand for parts and service activities. Gross profit margin increased 210 basis points compared to the prior year period to 12.0 percent due to a shift in product mix favoring the higher-margined parts and service sales. Operating income for the fourth quarter of 2015 was $0.6 million, consistent with the same period last year.

2016 Outlook

Mr. Giromini further commented, “We enter 2016 with great momentum from a record 2015, a strong trailer demand environment generating a strong backlog, continued excellence in operational performance across all business segments and the potential for organic growth through diversification and innovative new product introductions. With that backdrop, coupled with a strong industry demand forecast, our current expectations are for 2016 to deliver a very strong year.”

Capital Allocation

During the fourth quarter, Wabash National repurchased $19 million of shares and fully exhausted the $60 million share repurchase program authorized by the Board of Directors in December 2014. Additionally, in December 2015 the Company entered into agreements with existing holders of a portion of its outstanding Convertible Senior Notes due 2018 to purchase up to $54.2 million in principal, of which $19.0 million was purchased in December 2015, with the remaining amount to be acquired in February 2016. Jeff Taylor, senior vice president and chief financial officer, said, "Our continuing strong business performance, solid backlog and outlook, and financial position provided us the opportunity to take these actions as part of our ongoing commitment to prudently manage the overall financial risks of the Company, returning capital to our shareholders and deleveraging our balance sheet. The actions taken during 2015 will lower our overall balance sheet risk while maintaining the flexibility to continue to execute our strategy.”

New Stock Repurchase Program

As previously announced, the Company’s Board of Directors approved the repurchase of up to an additional $100 million of its common stock over a two-year period as the previously authorized repurchase program in December 2014 has been completed. Stock repurchases under this program may be made in the open market or in private transactions at times and in amounts determined by the Company. The Company, at its sole discretion, may limit or terminate the stock repurchase program at any time based on market conditions, liquidity needs or other factors. The program is intended to enhance shareholder value by reducing the overall number of outstanding shares, including by offsetting dilution resulting from stock-based compensation programs.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, operating EBITDA margin, adjusted earnings and adjusted earnings per diluted share.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of intangibles and other non-operating income and expense. Management believes operating EBITDA provides useful information to investors regarding the Company’s results of operations. The Company provides this measure because we believe it is useful for investors to understand the Company’s performance period to period with the exclusion of the recurring and non-recurring items identified above. Management believes the presentation of operating EBITDA, when combined with the primary GAAP presentation of operating income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income is included in the tables following this release.

Adjusted earnings and adjusted earnings per diluted share reflect adjustments for income recognized on the sale of former retail branch locations as well as charges related to losses incurred in connection with the Company’s impairment of intangible assets and the extinguishment of debt. Historically, we have excluded from these measures the revaluation of deferred income tax assets due to changes in statutory tax rates. Management believes providing this measure and excluding these items facilitate comparisons to the Company’s prior year periods and, when combined with the primary GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted earnings and adjusted earnings per diluted share to net income and diluted net income per share is included in the tables following this release.

Fourth Quarter 2015 Conference Call

Wabash National will conduct a conference call to review and discuss its fourth quarter results on February 3, 2016, at 10:00 a.m. EST.  Access to the live webcast will be available on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through May 3, 2016. Meeting access also will be available via conference call at 888-771-4371, participant code 41621715.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems. Established in 1985, the Company manufactures a diverse range of products including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, truck-mounted tanks, intermodal equipment, aircraft refueling equipment, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. Its innovative products are sold under the following brand names: Wabash National(R), Beall(R), Benson(R), Brenner(R) Tank, Bulk Tank International, DuraPlate(R), Extract Technology(R), Garsite, Progress Tank, Transcraft(R), Walker Engineered Products, and Walker Transport. Visit www.wabashnational.com to learn more.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, the statements above under “2016 Outlook” as well as all statements regarding the Company’s outlook for trailer shipments, backlog, expectations regarding demand levels for trailers, non-trailer equipment and our other engineered products, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, execution of our capital allocation strategy and the Company’s ability to repurchase shares of common stock of the Company and the expectations regarding the Company’s growth and diversification strategies. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in the Company’s manufacturing capacity and cost containment, dependence on industry trends and timing and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Net sales	$543,711	$527,477	$2,027,489	$1,863,315
Cost of sales	455,892	464,756	1,724,046	1,630,681
Gross profit	87,819	62,721	303,443	232,634

General and administrative expenses	19,738	16,804	73,495	61,694
Selling expenses	7,017	6,315	27,233	26,676
Amortization of intangibles	5,314	5,465	21,259	21,878
Other operating expenses	1,087	-	1,087	-
Income from operations	54,663	34,137	180,369	122,386

Other income (expense):
Interest expense	(4,789)	(5,261)	(19,548)	(22,165)
Other, net	(10)	(133)	2,490	(1,759)
Income before income taxes	49,864	28,743	163,311	98,462
Income tax expense	16,578	9,655	59,022	37,532
Net income	$33,286	$19,088	$104,289	$60,930
Basic net income per share	$0.50	$0.28	$1.55	$0.88
Diluted net income per share	$0.50	$0.27	$1.50	$0.85

Comprehensive income
Net income	$33,286	$19,088	$104,289	$60,930
Foreign currency translation adjustment	(121)	(574)	(863)	(619)
Net comprehensive income	$33,165	$18,514	$103,426	$60,311

Basic net income per share:
Net income applicable to common stockholders	$33,286	$19,088	$104,289	$60,930
Undistributed earnings allocated to participating securities	-	(98)	-	(481)
Net income applicable to common stockholders excluding amounts applicable to participating securities	$33,286	$18,990	$104,289	$60,449
Weighted average common shares outstanding	65,994	68,993	67,201	68,895
Basic net income per share	$0.50	$0.28	$1.55	$0.88

Diluted net income per share:
Net income applicable to common stockholders	$33,286	$19,088	$104,289	$60,930
Undistributed earnings allocated to participating securities	-	(98)	-	(481)
Net income applicable to common stockholders excluding amounts applicable to participating securities	$33,286	$18,990	$104,289	$60,449

Weighted average common shares outstanding	65,994	68,993	67,201	68,895
Dilutive shares from assumed conversion of convertible senior notes	125	-	1,128	1,354
Dilutive stock options and restricted stock	1,099	692	1,039	814
Diluted weighted average common shares outstanding	67,218	69,685	69,368	71,063
Diluted net income per share	$0.50	$0.27	$1.50	$0.85

WABASH NATIONAL CORPORATION

SEGMENTS AND RELATED INFORMATION

(Dollars in thousands)

(Unaudited)

Three Months Ended December 31, 2015	Commercial Trailer Products	Diversified Products	Retail	Corporate and Eliminations	Consolidated
New trailers shipped	16,100	750	450	(350)	16,950
Used trailers shipped	350	-	200	-	550

New Trailers	$399,706	$48,416	$13,208	$(8,300)	$453,030
Used Trailers	6,374	1,145	2,971	(404)	10,086
Components, parts and service	1,670	21,204	19,753	(3,254)	39,373
Equipment and other	5,579	35,107	842	(306)	41,222
Total net external sales	$413,329	$105,872	$36,774	$(12,264)	$543,711

Gross profit	$58,513	$24,974	$4,405	$(73)	$87,819
Income (Loss) from operations	$51,412	$11,557	$590	$(8,896)	$54,663

2014
New trailers shipped	15,750	1,050	900	(850)	16,850
Used trailers shipped	100	50	250	-	400

New Trailers	$369,724	$64,755	$23,758	$(18,181)	$440,056
Used Trailers	1,788	1,248	3,976	-	7,012
Components, parts and service	1,071	19,405	18,971	(3,375)	36,072
Equipment and other	5,736	37,595	989	17	44,337
Total net external sales	$378,319	$123,003	$47,694	$(21,539)	$527,477

Gross profit	$30,848	$26,557	$4,703	$613	$62,721
Income (Loss) from operations	$25,193	$14,236	$595	$(5,887)	$34,137

Twelve Months Ended December 31, 2015
New trailers shipped	61,350	3,400	2,500	(2,550)	64,700
Used trailers shipped	1,000	150	950	(50)	2,050

New Trailers	$1,467,029	$218,028	$67,639	$(60,467)	$1,692,229
Used Trailers	19,962	4,558	13,622	(2,562)	35,580
Components, parts and service	6,300	93,251	83,115	(12,646)	170,020
Equipment and other	16,089	112,184	2,915	(1,528)	129,660
Total net external sales	$1,509,380	$428,021	$167,291	$(77,203)	$2,027,489

Gross profit	$186,772	$98,839	$19,871	$(2,039)	$303,443
Income (Loss) from operations	$158,805	$47,940	$4,401	$(30,777)	$180,369

2014
New trailers shipped	53,550	3,550	3,450	(3,200)	57,350
Used trailers shipped	3,150	150	1,550	-	4,850

New Trailers	$1,250,264	$227,382	$89,041	$(72,862)	$1,493,825
Used Trailers	23,576	4,593	16,946	-	45,115
Components, parts and service	3,475	100,764	80,533	(14,183)	170,589
Equipment and other	16,849	133,499	3,560	(122)	153,786
Total net external sales	$1,294,164	$466,238	$190,080	$(87,167)	$1,863,315

Gross profit	$104,800	$103,379	$20,728	$3,727	$232,634
Income (Loss) from operations	$81,141	$54,879	$3,785	$(17,419)	$122,386

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	December 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$178,853	$146,113
Accounts receivable	152,824	135,206
Inventories	166,982	177,144
Deferred income taxes	22,431	16,993
Prepaid expenses and other	8,417	10,203
Total current assets	$529,507	$485,659

Property, plant and equipment	140,438	142,892

Deferred income taxes	1,358	-

Goodwill	149,718	149,603

Intangible assets	114,616	137,100

Other assets	14,489	13,397
	$950,126	$928,651

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$37,611	$496
Current portion of capital lease obligations	806	1,458
Accounts payable	79,618	96,213
Other accrued liabilities	93,042	88,690
Total current liabilities	$211,077	$186,857

Long-term debt	275,341	324,777

Capital lease obligations	1,875	5,796

Deferred income taxes	1,497	2,349

Other noncurrent liabilities	20,525	18,040

Commitments and contingencies

Stockholders' equity	439,811	390,832
	$950,126	$928,651

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2015	2014

Cash flows from operating activities
Net income	$104,289	$60,930
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation	16,739	16,951
Amortization of intangibles	21,259	21,878
Net (gain) loss on the sale of assets	(8,299)	13
Deferred income taxes	(7,749)	16,573
Loss on debt extinguishment	5,808	1,042
Stock-based compensation	10,010	7,833
Non-cash interest expense	5,222	5,994
Impairment of intangibles	1,087	-
Changes in operating assets and liabilities
Accounts receivable	(17,618)	(14,848)
Inventories	10,162	3,116
Prepaid expenses and other	1,786	(571)
Accounts payable and accrued liabilities	(12,243)	(26,787)
Other, net	1,342	511
Net cash provided by operating activities	$131,795	$92,635

Cash flows from investing activities
Capital expenditures	(20,847)	(19,957)
Proceeds from the sale of property, plant & equipment	13,203	87
Other, net	-	4,113
Net cash (used in) investing activities	$(7,644)	$(15,757)

Cash flows from financing activities
Proceeds from exercise of stock options	2,012	1,921
Borrowings under revolving credit facilities	1,134	806
Payments under revolving credit facilities	(1,134)	(806)
Principal payments under capital lease obligations	(4,201)	(1,898)
Proceeds from issuance of term loan credit facility	192,845	-
Principal payments under term loan credit facility	(194,291)	(42,078)
Principal payments under industrial revenue bond	(496)	(475)
Debt issuance costs paid	(2,587)	-
Convertible notes repurchase	(22,936)	-
Stock repurchase	(61,757)	(1,497)
Net cash (used in) financing activities	$(91,411)	$(44,027)

Net increase (decrease) in cash and cash equivalents	$32,740	$32,851
Cash and cash equivalents at beginning of period	146,113	113,262
Cash and cash equivalents at end of period	$178,853	$146,113

WABASH NATIONAL CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO

NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

Operating EBITDA1:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net income	$33,286	$19,088	$104,289	$60,930
Income tax expense	16,578	9,655	59,022	37,532
Interest expense	4,789	5,261	19,548	22,165
Depreciation and amortization	9,538	9,686	37,997	38,829
Stock-based compensation	3,355	2,324	10,010	7,833
Impairment of intangibles	1,087	-	1,087	-
Other non-operating expense (income)	10	133	(2,490)	1,759
Operating EBITDA	$68,643	$46,147	$229,463	$169,048

	Three Months Ended
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015
Net income	$10,474	$28,649	$31,880	$33,286
Income tax expense	6,234	16,672	19,538	16,578
Interest expense	5,173	4,802	4,784	4,789
Depreciation and amortization	9,452	9,482	9,525	9,538
Stock-based compensation	2,420	2,119	2,116	3,355
Impairment of intangibles	-	-	-	1,087
Other non-operating expense (income)	5,382	(8,069)	187	10
Operating EBITDA	$39,135	$53,655	$68,030	$68,643

Adjusted Earnings2:

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2015		2014		2015		2014
	$	Per Share	$	Per Share	$	Per Share	$	Per Share

Net Income	$33,286	$0.50	$19,088	$0.27	$104,289	$1.50	$60,930	$0.86

Adjustments:

Revaluation of net deferred income tax assets due to changes in statutory tax rates	-	-	-	-	-	-	1,041	0.01
Branch Transactions, net of taxes[3]	-	-	-	-	(5,274)	(0.07)	376	0.01
Impairment of intangibles, net of taxes	726	-	-	-	726	0.01	-	-
Loss on debt extinguishment, net of taxes	126	-	-	-	3,651	0.05	645	0.01

Adjusted earnings	$34,138	$0.51	$19,088	$0.27	$103,392	$1.49	$62,992	$0.89

Weighted Average # of Diluted Shares O/S	67,218		69,685		69,368		71,063

	Three Months Ended
	March 31, 2015		June 30, 2015		September 30, 2015
	$	Per Share	$	Per Share	$	Per Share

Net Income	$10,474	$0.15	$28,649	$0.41	$31,880	$0.47

Adjustments:
Loss on debt extinguishment, net of taxes	3,314	0.05	211	-	-	-
Branch Transactions, net of taxes	-	-	(5,274)	(0.07)	-	-

Adjusted earnings	$13,788	$0.19	$23,586	$0.33	$31,880	$0.47

Weighted Average # of Diluted Shares O/S	71,557		70,694		68,042

[1]	Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of intangibles and other non-operating income and expense.

[2]	Adjusted earnings and adjusted earnings per diluted share reflect adjustments for non-recurring income recognized on the sale of former retail branch locations as well as charges related to losses incurred in connection with the Company’s impairment of intangible assets and the extinguishment of debt. Historically, we have excluded from these measures the revaluation of deferred income tax assets due to changes in statutory tax rates.

[3]	Branch Transactions are comprised of the sale of assets for three West Coast Retail branches in 2014 and the real estate associated with these same branches in 2015